Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Reports Gallons Delivered Rose 25% in 2012

SEAL BEACH, Calif.—(BUSINESS WIRE)— Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the fourth quarter and year ended December 31, 2012.

Gallons delivered (defined below) for the fourth quarter of 2012 totaled 51.7 million gallons, up 29% from 40.0 million gallons delivered in the same period a year ago.  For 2012, gallons delivered totaled 194.9 million gallons, up 25% from 155.6 million gallons for 2011.

Revenue for the fourth quarter ended December 31, 2012 was $99.1 million, which is up from $86.2 million in the fourth quarter of 2011.  For 2012, revenue totaled $334.0 million, which is up from $292.7 million a year ago.  When comparing periods, note that the Company did not recognize any revenue attributable to the volumetric excise tax credit (VETC) in the fourth quarter and year ended December 31, 2012 (as the VETC expired on December 31, 2011), compared to revenue attributable to VETC of $4.5 million and $17.9 million for the fourth quarter and year ended December 31, 2011, respectively.  The American Taxpayer Relief Act, signed into law on January 2, 2013, reinstated VETC through December 31, 2013 and made it retroactive to January 1, 2012.  We expect to recognize approximately $20.8 million of VETC revenue in the first quarter of 2013 attributable to 2012 sales of CNG and LNG.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “2012 was a historical year for Clean Energy. Our revenues are higher than ever before, we delivered 25% more gallons of fuel to our customers than last year, and I am particularly proud that we accomplished our goal of building the first 70 LNG fueling stations along America’s Natural Gas Highway. We believe all of this has positioned the company extremely well for what should be an exciting 2013 as we grow our core businesses and more importantly, as the heavy-duty trucking industry begins to transition to natural gas in earnest.”

Adjusted EBITDA for the fourth quarter of 2012 was $(5.7) million. This compares with adjusted EBITDA of $(3.5) million in the fourth quarter of 2011.  For 2012, adjusted EBITDA was $(12.3) million, compared with $3.1 million for 2011.  Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP loss per share for the fourth quarter of 2012 was $0.23, compared with a non-GAAP loss per share for the fourth quarter of 2011 of $0.21.  For 2012, non-GAAP loss per share was $0.75, compared with $0.47 per share for 2011.  Non-GAAP loss per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net loss for the fourth quarter of 2012 was $41.7 million, or $0.46 per share, and included a non-cash gain of $2.3 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $5.6 million related to stock-based compensation, foreign currency losses of $0.1 million on the Company’s IMW purchase notes, a one-time charge of $14.5 million related to the impairment of the Company’s investment in The Vehicle Production Group LLC, a one-time charge of $0.6 million related to a settlement with the California Air Resource Board related to certain vehicles, and a one-time charge of $2.1 million related to the settlement with the Internal Revenue Service on certain VETC revenues.  This compares with a net loss for the fourth quarter of 2011 of $20.9 million, or $0.29 per share, which included a non-cash loss of $0.4 million related to marking to market the Series I warrants, $3.4 million of non-cash stock-based compensation charges, a $3.0 million valuation allowance established on certain deferred tax assets, and foreign currency gains of $0.7 million on the Company’s IMW purchase notes.

GAAP net loss for 2012, which included a non-cash gain of $3.4 million related to the valuation of the Series I warrants, non-cash stock-based compensation charges of $22.1 million, foreign currency gains of $0.6 million on the Company’s IMW purchase notes, a one-time charge of $14.5 million related to the impairment of the Company’s investment in The Vehicle Production Group LLC, a one-time charge of $0.6 million related to a settlement with the California Air Resource Board related to certain vehicles, and a one-time charge of $2.1 million related to the settlement with the Internal Revenue Service on certain VETC revenues, was $101.3 million, or $1.16 per share.  This compares with a net loss for 2011 of $47.6 million, or $0.68 per share, which included a non-cash gain for the Series I warrants of $2.7 million, non-cash stock-based compensation charges of $13.5 million, a $3.0 million valuation allowance established on certain deferred tax assets, and foreign currency losses of $0.6 million on the Company’s IMW purchase notes.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by management by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, plus the valuation allowance established on certain deferred tax assets in the fourth quarter of 2011, plus the impairment of the Company’s cost method investment in The Vehicle Production Group LLC (VPG) in the fourth quarter of 2012 (VPG Investment Impairment), plus the Company’s settlement with the California Air Resources Board (CARB) related to certain vehicles in the fourth quarter of 2012 (CARB Settlement), and plus the Company’s settlement with the Internal Revenue Service (IRS) over certain VETC revenues (IRS Settlement) in the fourth quarter of 2012, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the valuation allowance amount, the VPG Investment Impairment, the CARB Settlement amount, and the IRS Settlement amount as they are not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s, except per-share amounts)	2011	2012	2011	2012
Net Loss Attributable to Clean Energy Fuels Corp.	$(20,907)	$(41,735)	$(47,633)	$(101,255)
Stock Based Compensation, Net of Tax Benefits	3,380	5,595	13,473	22,087
Mark-to-Market (Gain) Loss on Series I Warrants	404	(2,306)	(2,655)	(3,391)
Foreign Currency (Gain) Loss on IMW Purchase Notes	(650)	130	588	(561)
Valuation Allowance on Certain Deferred Tax Assets	3,000	—	3,000	—
VPG Investment Impairment	—	14,544	—	14,544
CARB Settlement	—	550	—	550
IRS Settlement	—	2,057	—	2,057
Adjusted Net Income (Loss)	(14,773)	(21,165)	(33,227)	(65,969)
Diluted Weighted Average Common Shares Outstanding	70,890,569	90,474,665	70,415,431	87,455,073
Non-GAAP Loss Per Share	$(0.21)	$(0.23)	$(0.47)	$(0.75)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s notes issued as part of its acquisition of IMW, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus the VPG Investment Impairment, plus the CARB Settlement, and plus the IRS Settlement. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s)	2011	2012	2011	2012
Net Loss Attributable to Clean Energy Fuels Corp.	$(20,907)	$(41,735)	$(47,633)	$(101,255)
Income Tax (Benefit) Expense	2,169	599	(703)	1,294
Interest Expense, Net	4,096	4,732	9,616	16,069
Depreciation and Amortization	8,010	10,163	30,406	36,261
Foreign Currency (Gain) Loss on IMW Purchase Notes	(650)	130	588	(561)
Stock Based Compensation, Net of Tax Benefits	3,380	5,595	13,473	22,087
Mark-to-Market (Gain) Loss on Series I Warrants	404	(2,306)	(2,655)	(3,391)
VPG Investment Impairment	—	14,544	—	14,544
CARB Settlement	—	550	—	550
IRS Settlement	—	2,057	—	2,057
Adjusted EBITDA	$(3,498)	$(5,671)	$3,092	$(12,345)

Gallons Delivered

The Company defines Gallons Delivered as its compressed natural gas (CNG), liquefied natural gas (LNG), renewable natural gas (RNG) and the gallons associated with providing operations and maintenance services delivered to its customers during the period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).  Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471.  A telephone replay will be available approximately two hours after the call concludes, through Thursday, March 28, 2013, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay PIN Number 408656. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and a global leader in the expanding natural gas vehicle fueling market. We have operations in compressed natural gas (CNG) and liquefied natural gas (LNG) vehicle fueling and construction and operation of natural gas fueling stations. Wholly-owned subsidiaries include IMW

Industries, Ltd., which supplies CNG equipment for vehicle fueling and industrial applications; NorthStar, which supplies LNG and liquefied to compressed natural gas (LCNG) fueling system technologies and equipment, station construction and operations; BAF Technologies, which provides natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses; ServoTech Engineering, which provides design and engineering services for natural gas engine systems, and Clean Energy Renewable Fuels (CERF), which develops renewable natural gas (RNG), or biomethane, production facilities in the U.S.  For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding America’s Natural Gas Highway, the transition of the heavy-duty trucking industry to natural gas, future growth and sales opportunities in all of the Company’s markets, which include trucking, refuse, airport, taxi and transit, the timeliness and availability of natural gas engines and natural gas heavy-duty trucks, the recognition of revenue attributable to the VETC, and the recognition of certain expenses in the future.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the Company’s failure to recognize the anticipated benefits of building America’s Natural Gas Highway, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. long-haul, heavy-duty truck market, future availability of equity or debt financing needed to fund the growth of the Company’s business, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to efficiently manage its growth and retain and hire key personnel, the acceptance of natural gas vehicles in the Company’s markets, the availability of natural gas vehicles, relaxation or waiver of fuel emission standards, the Company’s ability to compete successfully, the Company’s failure to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions, the availability of tax and related government incentives for natural gas fueling and vehicles, compliance with governmental regulations and the Company’s ability to manage and grow its RNG business.  The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K, filed on February 28, 2013 with the SEC (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Clean Energy Fuels

Director of Investor Communications
562.936.7120

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,
	2011	2012
Assets
Current assets:
Cash and cash equivalents	$238,125	$108,522
Restricted cash	4,792	8,445
Short-term investments	33,329	38,175
Accounts receivable, net of allowance for doubtful accounts of $712 and $905 as of December 31, 2011 and December 31, 2012, respectively	56,455	57,594
Other receivables	19,601	17,808
Inventory, net	35,287	38,152
Prepaid expenses and other current assets	22,252	16,002
Total current assets	409,841	284,698
Land, property and equipment, net	257,463	428,177
Restricted cash	54,804	13,208
Notes receivable and other long-term assets	16,650	71,389
Investments in other entities	16,459	2,581
Goodwill	73,741	75,865
Intangible assets, net	102,103	99,282
Total assets	$931,061	$975,200
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,925	$30,389
Accounts payable	36,668	39,216
Accrued liabilities	28,255	30,794
Deferred revenue	9,621	13,521
Total current liabilities	97,469	113,920
Long-term debt and capital lease obligations, less current portion	266,497	300,636
Other long-term liabilities	22,687	14,014
Total liabilities	386,653	428,570
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 85,433,258 shares and 87,634,478 shares at December 31, 2011 and December 31, 2012, respectively	9	9
Additional paid-in capital	741,650	837,367
Accumulated deficit	(199,559)	(300,814)
Accumulated other comprehensive loss	(1,216)	6,151
Total Clean Energy Fuels Corp. stockholders’ equity	540,884	542,713
Noncontrolling interest in subsidiary	3,524	3,917
Total stockholders’ equity	544,408	546,630
Total liabilities and stockholders’ equity	$931,061	$975,200

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three Months Periods and Years Ended December 31, 2011 and 2012

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012	2011	2012
Revenue:
Product revenues	$75,991	$87,576	$260,283	$293,777
Service revenues	10,190	11,497	32,434	40,231
Total revenue	86,181	99,073	292,717	334,008
Operating expenses:
Cost of sales:
Product cost of sales	61,317	73,486	200,908	236,471
Service cost of sales	5,185	4,551	15,776	17,213
Derivative (gains) losses:
Series I warrant valuation	404	(2,306)	(2,655)	(3,391)
Selling, general and administrative	27,027	34,653	86,850	117,976
Depreciation and amortization	8,010	10,163	30,406	36,261
Total operating expenses	101,943	120,547	331,285	404,530
Operating loss	(15,762)	(21,474)	(38,568)	(70,522)
Interest expense, net	(4,096)	(4,732)	(9,616)	(16,069)
Other income (expense), net	1,051	(342)	(611)	1,236
Impairment of cost method investment	—	(14,544)	—	(14,544)
Income from equity method investments	163	16	637	331
Loss before income taxes	(18,644)	(41,076)	(48,158)	(99,568)
Income tax (expense) benefit	(2,169)	(599)	703	(1,294)
Net loss	(20,813)	(41,675)	(47,455)	(100,862)
Loss (income) of noncontrolling interest	(94)	(60)	(178)	(393)
Net loss attributable to Clean Energy Fuels Corp.	$(20,907)	$(41,735)	$(47,633)	$(101,255)
Loss per share:
Basic and diluted	$(0.29)	$(0.46)	$(0.68)	$(1.16)
Weighted average common shares outstanding:
Basic and diluted	70,890,569	90,474,665	70,415,431	87,455,073

Included in net loss are the following amounts (in millions):

	Three Months Ended December 31,		Year December 31,
	2011	2012	2011	2012
Construction Revenues	17.1	28.9	37.2	79.9
Construction Cost of Sales	(16.3)	(27.6)	(33.6)	(75.0)
Fuel Tax Credits	4.5	—	17.9	—
Stock-based Compensation Expense, Net of Tax Benefits	(3.4)	(5.6)	(13.5)	(22.1)